Exhibit 5.1

June 5, 2018

Stellar Biotechnologies, Inc.
332 East Scott Street

Port Hueneme, California 93041

Ladies and Gentlemen:

We have acted as Canadian counsel to Stellar Biotechnologies, Inc., a corporation organized under the laws of British Columbia (the “Company”), in connection with the registration by the Company for resale (the “Resale”) by the selling shareholders, as detailed in the prospectus constituting part of the Registration Statement, of an aggregate of 3,444,773 common shares of the Company without par value (the “Common Shares”) consisting of (i) 1,122,076 Common Shares (the “Series A Warrant Shares”) underlying outstanding Series A Common Share Purchase Warrants (the “Series A Warrants”) exercisable at $2.65 per share (subject to customary adjustments for share splits and dividends), (ii) 78,545 Common Shares underlying outstanding Series A Warrants exercisable at $3.3125 per share (subject to customary adjustments for share splits and dividends)(the “Placement Agent Shares”) and (iii) 2,244,152 Common Shares (the “Series B Warrant Shares”, and together with the Series A Warrant Shares and Placement Agent Shares, the “Warrant Shares”) underlying outstanding Series B Common Share Purchase Warrants (the “Series B Warrants”, and together with the Series A Warrants, the “Warrants”) exercisable at $2.65 per share (subject to customary adjustments for share splits and dividends).

In connection with the proposed potential resale of the Warrant Shares, we have examined: (i) the Registration Statement on Form S-1, No. 333- (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), as amended to date; (ii) the Company’s Notice of Articles and the Company’s Articles, each as amended to date; (iii) resolutions of the Board of Directors (the “Board”) of the Company that relate to the Registration Statement and the actions to be taken in connection with the Resale, and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

Based upon the foregoing, we are of the opinion that the Warrants and Warrant Shares have been duly authorized for issuance by all necessary corporate action by the Company, and upon exercise of the Warrants in accordance with their terms, the Warrant Shares will be validly issued, fully paid and non-assessable.

We are qualified to practice law in the Provinces of British Columbia, Alberta, Ontario and Quebec and we do not purport to be experts on the law of any other jurisdiction other than the Provinces of British Columbia, Alberta, Ontario and Quebec and the federal laws of Canada applicable therein. We do not express any opinion herein concerning any law other than the laws of the Provinces of British Columbia, Alberta, Ontario and Quebec and the federal laws of Canada applicable therein. We express no opinion and make no representation with respect to the law of any other jurisdiction. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are an “expert” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ McMillan LLP

Vancouver, British Columbia